SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2005

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27441	54-1878819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E. Washington, DC	20002
(Address of principal executive offices)	(Zip Code)

(202) 380-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 9, 2005, we entered into a registration agreement. Please see the disclosure under Item 8.01 of this report.

Item 8.01 Other Events.

American Honda Forward Sale Transaction

American Honda Motor Co., Inc. currently holds shares of XM’s Series C Convertible Preferred Stock and XM’s 10% senior secured convertible notes due 2009, together convertible into 27,357,275 shares of XM’s Class A common stock as of March 31, 2005. A representative of American Honda currently sits on our Board of Directors. Honda offers XM radio in certain models of the Accord, Odyssey, Element and new Ridgeline truck as a factory installed feature. XM radio is included as a standard factory installed feature on all Acura models other than the RSX and NSX, and the Acura RL includes as a standard feature one year of XM satellite radio service as well as real-time traffic information provided by XM NavTraffic. XM radio is also available as a dealer-installed option for the Honda Pilot, S2000 and other Accord models. Honda factory-installed XM radios in more than 200,000 vehicles during the 2004 model year, and has announced it expects to install XM radios in more than 400,000 vehicles during the 2005 model year.

On May 10, 2005, American Honda disclosed through filings it has made with the Securities and Exchange Commission (the “SEC”) that it has entered into a forward sale agreement with Bank of America, N.A. with respect to XM’s 10% notes held by American Honda convertible into 9,722,210 shares of our Class A common stock from and after March 31, 2005 (and convertible into 10,455,687 shares of our Class A common stock from and after December 31, 2005). The transaction relates to approximately half of the 10% notes held by American Honda. Following the transaction, American Honda will continue to have ownership on an unhedged basis of approximately 17.5 million shares of XM Class A common stock, through 10% notes and preferred shares convertible into common stock. This includes the shares of our Class A common stock underlying the approximately half of American Honda’s holdings of XM’s 10% notes not subject to the forward sale, as well as the shares of our Class A common stock underlying American Honda’s holdings of our Series C convertible preferred stock. A representative of American Honda will continue to sit on our board of directors.

SEC Filings Relating to the Transaction

To reflect this transaction, American Honda has advised us that today it has filed an amendment to its Schedule 13D with the SEC, which includes copies of and disclosure relating to the forward sale agreement and the related pledge agreement. American Honda has also advised it has made a filing on Form 4 with respect to the Forward Sale Agreement. In addition, we have filed a prospectus supplement (the “Prospectus Supplement”) with the SEC in connection with a proposed offering of shares of our Class A common stock issuable upon conversion of our 10% notes, to be sold by Banc of America Securities, the underwriter named in the Prospectus Supplement, that underlie the forward sale agreement. The Prospectus Supplement was filed pursuant to Rule 424(b) under the Securities Act of 1933 pursuant to a shelf registration statement on Form S-3 originally filed with the SEC on February 4, 2003 and subsequently amended. We will not receive any of the proceeds from the sale of these shares.

A copy of the Registration Agreement dated May 9, 2005 related to the offering of the shares between our company, American Honda and the underwriter named therein is filed as Exhibit 1.1 to this Current Report on Form 8-K.

* * *

Except for any historical information, the matters we discuss in this Current Report on Form 8-K concerning our company contain forward-looking statements. Any statements in this Current Report on Form 8-K that are not statements of historical fact are intended to be, and are “forward-looking statements” under the safe harbor provided by Section 27(a) of the Securities Act. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans” and similar expressions are intended to identify forward-looking statements. The important factors discussed herein as well as factors identified in our filings with the SEC and those presented elsewhere by management from time to time, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 1.1	Registration Agreement, dated May 9, 2005, among XM Satellite Radio Holdings Inc., American Honda Motor Co., Inc. and Banc of America Securities LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: May 10, 2005	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Document
1.1	Registration Agreement, dated May 9, 2005, among XM Satellite Radio Holdings Inc., American Honda Motor Co., Inc. and Banc of America Securities LLC.